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                                                                    EXHIBIT 4.14


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE SHARES
                                       OF
                                     AVIRON


COMPANY: AVIRON, a California corporation (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

NUMBER OF SHARES:        340,000
CLASS OF STOCK:          Common Stock
INITIAL EXERCISE PRICE:       $10.00
DATE OF GRANT:           February 16, 2000

        THIS CERTIFIES THAT, for value received, The Regents of the University of Michigan ("Michigan") or any permitted transferee of its rights hereunder is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Exercise Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein. The Expiration Date of this Warrant shall be seven (7) years from the Date of Grant.

1.      DEFINITIONS.

        In addition to the terms defined above, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

               (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

               (b) "Common Stock" shall mean shares of the authorized common stock of the Company and any stock into which such common stock may hereafter be exchanged.

               (c) "Warrantholder" shall mean any person who shall at the time be the holder of this Warrant.

               (d) "Shares" shall mean the shares of the Class of Stock that the Warrantholder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 5 hereof.

               (e) "Warrant Price" shall mean the Initial Exercise Price at which this Warrant may be exercised, as adjusted pursuant to Section 5 hereof.



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2. TERM.

        The purchase right and Conversion Right (as defined in Section 7.1) represented by this Warrant is exercisable, in whole or in part, at any time on or before the Expiration Date.

3. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

        Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Warrantholder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the purchase right represented by this Section 3, certificates for the Shares so purchased shall be delivered to the Warrantholder within thirty (30) days of receipt of such payment and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such thirty
(30) day period.

4. EXERCISE PRICE.

        The Warrant Price at which this Warrant may be exercised shall be the Initial Exercise Price, as adjusted from time to time pursuant to Section 5 hereof.

5. ADJUSTMENT OF NUMBER AND KIND OF SHARES AND ADJUSTMENT OF WARRANT PRICE.

        5.1 CERTAIN DEFINITIONS. As used in this Section 5 the following terms shall have the following respective meanings:

               (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Common Stock or Convertible Securities;

               (b) "Convertible Securities" shall mean any evidences of indebtedness, shares of stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

        5.2 ADJUSTMENTS. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (a) Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Class of Stock that the Warrantholder is entitled to purchase upon exercise of this Warrant, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the surviving corporation and which does not result in any reclassification of such Class of Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Warrantholder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Class of Stock theretofore issuable



                                       2.
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upon exercise of this Warrant, the kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of the same Class of Stock of the Company. The Warrant Price and the number of shares of such new securities to be received by the Warrantholder upon exercise of the Warrant shall be adjusted so that the Warrantholder shall receive upon exercise of the Warrant and payment of the same aggregate consideration the number of shares of new securities which the Warrantholder would have owned immediately following such reclassification, reorganization, consolidation or merger if the Warrantholder had exercised the Warrant immediately prior to such reclassifications, reorganization, consolidation or merger. The provisions of this subsection (a) shall similarly apply to successive reclassification, reorganizations, consolidations or mergers.

               (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Class of Stock for which this Warrant is then exercisable, the Warrant Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection (b) shall become effective when the split, subdivision or combination becomes effective.

               (c) Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend with respect to the Class of Stock for which this Warrant is then exercisable, payable in shares of that Class of Stock, Options or Convertible Securities, the Warrant Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distributions, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of that Class of Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the same Class of Stock outstanding immediately after such dividend or distribution (including shares of that Class of Stock issuable upon exercise, conversion or exchange of any Options or Convertible Securities issued as such dividend or distribution). If the Options or Convertible Securities issued as such dividend or distribution by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or any increase in the number of shares issuable upon exercise, conversion or exchange thereof (by change of rate or otherwise), the Warrant Price shall, upon any such decrease or increase becoming effective, be reduced to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Options or Convertible Securities as the dividend or distribution. Any adjustment under this subsection (c) shall become effective on the record date set for such dividend or distribution.

               (d) Adjustment Of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Section 5(b) or 5(c) above, the number of Shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of Shares issuable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Warrant Price immediately after such adjustment.

6. NOTICE OF ADJUSTMENTS.



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        So long as this Warrant remains outstanding and unexpired, whenever the
Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrantholder.

7. RIGHT TO CONVERT WARRANT INTO STOCK.

        7.1 RIGHT TO CONVERT. In addition to the rights granted under Section 3 of this Warrant, the Warrantholder shall have the right to require the Company to convert this Warrant, in whole or in part, (the "Conversion Right"), into shares of the Class of Stock for which the Warrant is then exercisable, as provided in this Section 7. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any Warrant Price) that number of shares of stock equal to the quotient obtained by dividing (x) the value of the portion of the Warrant specified for conversion at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Price, immediately prior to the exercise of the Conversion Right, of the number of shares to be converted, from the aggregate fair market value [as determined pursuant to Section 7.3 below], immediately prior to the exercise of the Conversion Right, of those Shares) by (y) the fair market value (as determined pursuant to Section 7.3 below) of one share of that Class of Stock immediately prior to the exercise of the Conversion Right.

        7.2 METHOD OF EXERCISE. So long as the Warrant remains outstanding and unexpired, the Conversion Right may be exercised at any time by the Warrantholder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Warrantholder thereby intends to exercise the Conversion Right, and specifying the number of shares to be converted. Certificates of the shares of stock issuable upon exercise of the Conversion Right shall be delivered to the Warrantholder within thirty (30) days following the Company's receipt of this Warrant together with the aforesaid written statement, and unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such thirty (30) day period.

        7.3 VALUATION OF STOCK. For purposes of this Section 7, the fair market value of one share of the Class of Stock issuable upon exercise of this Warrant shall mean:

               (a) The product of (i) the average of the closing price or, if no closing price is reported, the closing bid and asked prices of the Common Stock, quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value, and (ii) the number of shares of Common Stock into which each share of the Class of Stock is then convertible, if applicable;

               (b) If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value of the Class of Stock per share shall be as determined in good faith by the



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Company's Board of Directors; provided, however, that if the Warrantholder disputes in writing the fair market value determined by the Board of Directors within thirty (30) days of being informed of such fair market value, the fair market value shall be determined by an independent appraiser, appointed in good faith by the Company's Board of Directors.

8. COMPLIANCE WITH ACT; TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES.

        8.1 LEGENDS. This Warrant and the Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

        8.2 TRANSFERABILITY OF WARRANT AND SHARES. This Warrant and the Shares issued upon exercise thereof shall not be sold, transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 8.2, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

9. RIGHTS OF THE HOLDER.

        The Warrantholder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrantholder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder hereof the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.



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10. MISCELLANEOUS.

        No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Warrantholder and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of California as applied to contracts entered into between residents of the State of California to be wholly performed in the State of California. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.




                                       AVIRON


                                       By: /s/ FRED KURLAND
                                          --------------------------------------
                                          Fred Kurland
                                          Senior Vice President and
                                          Chief Financial Officer


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                                   APPENDIX A

                               NOTICE OF EXERCISE

TO:     AVIRON

        1. The undersigned hereby elects to purchase shares of the stock of Aviron, a Delaware corporation, pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

        2. Please issue a certificate or certificates representing said shares of the stock in the name of the undersigned or in such other name as is specified below.

        3. The undersigned represents it is acquiring the shares of stock solely for its own account for investment and not as a nominee for any other party and not with a view toward the resale or distribution thereof within the meaning of the Securities Act of 1933, as amended.



                    -----------------------------------------
                                     (Name)


                    -----------------------------------------
                                    (Address)


                    -----------------------------------------
                        (Taxpayer Identification Number)



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        (print name of Warrantholder)

By:
   --------------------------------------------
Title:
      -----------------------------------------
Date:
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